SECOND AMENDED AND RESTATED AT-WILL EMPLOYMENT AGREEMENT

THIS SECOND AMENDED AND RESTATED AT-WILL EMPLOYMENT AGREEMENT (the "Agreement"), is made and entered into as of the 17th day of July, 2025 (the "Effective Date"), between The Cannabist Company Holdings Inc. (f/k/a Columbia Care Inc.), a British Columbia corporation with a principal place of business at 680 Fifth Avenue, New York, NY 10019 (which hereinafter includes any successor, parent, subsidiary and affiliate, and is collectively referred to as the "Company"), and Jesse Channon, an individual (hereinafter referred to as "Employee" or ''you"). The Employee and the Company previously entered into an At-Will Employment Agreement, as amended (the “Original Agreement”), dated November 26, 2019 (the “Original Effective Date”) and an Amended and Restated At-Will Employment Agreement, dated March 11, 2024. The Employee and the Company now desire to amend and restate the Original Agreement and the Amended and Restated At-Will Employment Agreement on the terms and conditions set forth herein. In consideration of the promises and the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.Eligibility For Employment. The Immigration Reform and Control Act requires all employees of U.S. companies to have evidence of identity and authorization to work in the U.S. Employee represents and warrants that Employee has such authorization and will provide the Company with evidence thereof on or before the Effective Date of this Agreement. Employee further acknowledges that the Company may perform a background check on Employee.

2.At-Will Employment. Employee's employment hereunder shall be at-will and can be terminated at any time, for any or no reason, and with or without cause. Employee's employment pursuant to this Agreement will be effective on July 17, 2025 and shall continue until terminated by either party hereunder. The period of time during which Employee is employed as an at-will employee shall be referred to herein as the "Employment Period." The date on which Employee's employment terminates shall be referred to herein as the "Termination Date."

3.Employment Period Duties. During the Employment Period following the Effective Date, the Employee shall be employed by and serve as President of the Company on a full-time basis reporting directly to Chief Executive Officer or any other individual designated by Chief Executive Officer to supervise Employee. The Employee shall perform such duties as are normally associated with the position and such duties as are assigned to Employee from time to time. The Company reserves the right from time to time to change the nature and scope of Employee's duties. Employee hereby agrees and understands that the primary place of work is the Employee’s home office in Milton, Georgia, and that Employee may also be required to travel, including travel outside of the United States of America, in furtherance of the duties of the position.
4.Exclusive Service. Employee hereby agrees to devote all of his reasonable efforts and business time, attention, and energies to the performance of his duties under this Agreement and to the Company; provided that Employee may serve on the board of directors of purely philanthropic or civic organizations or on the board of directors of one other company that is not competitive with the business of the Company ("Corporate Boards"), in each case only to the extent that such service or participation does not interfere with Employee's employment with the

Company or duties under this Agreement. Employee may serve on the board of directors of additional companies that are not competitive with the business of the Company to the extent that such service or participation does not interfere with Employee's employment with the Company or duties under this Agreement and Employee has advised the Company prior to commencing, and the Company has consented (which consent shall not be unreasonably withheld) to such additional Corporate Board service.
5.Restrictive Covenants.

5.1Employee understands that the Company has spent considerable time, effort and expense developing proprietary information and has taken reasonable measures to protect its secrecy. Therefore, as a condition of employment with the Company, Employee shall execute the Non-Competition, Non-Solicitation and Non-Disclosure, which is attached to the Original Agreement as Exhibit A and incorporated by reference herein (the "NDA" or "Exhibit A"). The NDA is intended to survive and does survive the termination or expiration of this Agreement. The obligations, duties and liabilities of the Employee pursuant to Exhibit A are continuing, absolute and unconditional, and shall remain in full force and effect, despite any termination of this Agreement for any reason whatsoever, with or without Cause.
5.2Employee has carefully read and considers this Section 5 and the NDA to be fair, reasonable and reasonably required for the protection of the interests of the Company. These provisions may be waived only by a written amendment signed by the parties. In the event Employee breaches any of the covenants in the NDA, any entitlement Employee may have to severance payments pursuant to Section 7 shall be forfeited.

6.Compensation and Benefits. As compensation for the services to be performed by the Employee under this Agreement, the Company agrees to pay the Employee, and the Employee agrees to accept the following:

6.1Salary. The Company shall pay to the Employee an annual base salary of Four Hundred and Ten Thousand US Dollars ($410,000.00) (the "Base Salary") commencing on the Effective Date of this Agreement, which shall be payable in equal installments, not less frequently than bi-weekly, in accordance with the Company's payroll practices; shall be subject to customary and required deductions and withholdings.
6.2Discretionary Bonus. Employee will be eligible to participate in Company's annual bonus plan, subject to its terms and conditions, with the potential to earn a short-term cash bonus under the Company's annual management incentive plan or other similar bonus plan, equivalent to a target percentage of eighty-five percent (85%) of Employee's Base Salary ("Bonus"), based upon achievement of corporate and individual goals. The Company shall pay the Bonus for a calendar year, if at all, on or after January 1st, but by no later than March 15th, of the following calendar year, and Employee must be employed by the Company on the payment date in order to have earned the Bonus. No annual Bonus is guaranteed, and its payment rests in the sole discretion of the Company. The Company may, in its sole discretion, also pay Employee additional bonuses as a result of the achievement of key deliverables.

6.3Reserved.

6.4Incentive Equity Grants. Employee shall be eligible to receive discretionary equity grants ("Equity Grants") under the Company’s Omnibus Long-Term Incentive Plan, as may be amended from time to time ("Omnibus Plan"), based upon achievement of corporate and individual goals. Such Equity Grants are subject to all of the terms and conditions of the Omnibus Plan and any applicable award documents. The vesting schedule, exercise timing and price per unit (as defined in the applicable award agreement) will be determined in accordance with the Omnibus Plan and any applicable award documents. Employee should consult with a tax advisor concerning the tax risks associated with accepting the Equity Grants. The Employee’s target annual Equity Grant as of the Effective Date is One Million Three Hundred Thousand US Dollars ($1,300.000).
6.5Benefits. The Employee shall be entitled to participate in the Company's benefit plans, including but not limited to, medical, dental, vision, life and disability insurance plans, subject to the eligibility and contribution requirements, enrollment criteria and the other terms and conditions of such plans. The Company reserves the right to modify, amend and eliminate any such plans, in its sole and absolute discretion.
6.6Paid Time Off. Employee shall be entitled to paid vacation and holidays pursuant to the terms of the Company's vacation policy as may exist and be amended from time to time in the sole and absolute discretion of the Company, and in accordance with any applicable laws. Employee shall also be eligible for paid sick days, pursuant to the Company's applicable policy as may exist and be amended from time to time in the sole and absolute discretion of the Company, and in accordance with any applicable laws.

6.7Expense Reimbursement. The Company shall reimburse the Employee for any reasonable out-of-pocket business expenses, including for travel, marketing, entertaining or other similar business expenses, incurred by the Employee during the Employment Period in the discharge of the position duties under this Agreement ("Expense"); provided that for each Expense, such Expense was incurred and the related reimbursement request was made, in compliance with the Company's expense reimbursement policy in effect and supported by relevant documentation.

7.Termination. Notwithstanding any other provision of this Agreement, the employment relationship between the Company and Employee shall be an at-will employment relationship. Either party may terminate Employee's employment under this Agreement at any time with or without Cause (as defined in Section 7.2). Upon termination of employment pursuant to this Section 7, the Employee shall receive payment of any accrued but unpaid Base Salary through the Termination Date, reimbursement for any unpaid and approved expenses incurred through the Termination Date, and any accrued but unused vacation. On or prior to the Termination Date, Employee shall return to the Company any and all Proprietary Information (as defined in Exhibit A) in the Employee's possession, together with any and all other property of the Company.

7.1Termination Upon Death or Disability. In the event of Employee's death or the termination of the Employee by the Company because of his incapacity due to Disability (as defined herein) during the Employment Period, reimbursement for any unpaid and approved expenses incurred through the Termination Date, and any accrued but unused vacation. In the event of Employee's death, those payments will be made to the estate or legal representative of Employee and any death benefits payable and due to the death of Employee under Company benefit plans or programs will also be paid. For the purpose of this Section 7.1, Disability means a mental or physical condition which, in the opinion of the Company as supported by competent medical evidence and after consideration and compliance with its obligations under the Americans with Disabilities Act, and all applicable state and local laws, renders Employee